Exhibit 23(a)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company (the "Company") on Form S-3 of our report dated February 20, 2002 (March 28, 2002 as to Note 18) relating to the consolidated financial statements and the related financial statement schedules of the Company appearing in the Form 10 of the Company for the year ended December 31, 2001, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectus of the Company), which are part of Registration Statement No. 333-72017, No. 333-96115, and No. 333-31288 of Allstate Life Insurance Company Separate Account A (the "Separate Account"), to the use of our report dated March 8, 2002 relating to the financial statements of the Separate Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectus and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
September 20, 2002


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Exhibit 23(b)

                                 Foley & Lardner
                                attorneys at law


                                   CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company, filed on September 25, 2002.


                                            /s/ Foley & Lardner
                                            FOLEY & LARDNER

Washington, D.C.
September 25, 2002